As filed with the Securities and Exchange Commission on September 9, 2025

Registration No. 333-288219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 3

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TRUGOLF HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	6770	85-3269086
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

60 North 1400 West Centerville

Utah 84014

(801) 298-1997

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher (Chris) Jones

Chief Executive Officer

TruGolf Holdings, Inc.

60 North 1400 West Centerville

Utah 84014

(801) 298-1997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Cavas S. Pavri

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Telephone: (202) 724-6847

Fax: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

TruGolf Holdings, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-288219) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 21, 2023, by and among Deep Medicine Acquisition Corp., DMAC Merger Sub Inc., Bright Vision Sponsor LLC, Christopher Jones and TruGolf, Inc.	424B3	Annex C	12/29/23
2.2	First Amendment to Agreement and Plan of Merger, dated as of December 7, 2023, by and among Deep Medicine Acquisition Corp., DMAC Merger Sub Inc., Bright Vision Sponsor LLC, Christopher Jones and TruGolf, Inc.	424B3	Annex B-2	12/29/23
3.1	Third Amended and Restated Certificate of Incorporation of TruGolf Holdings	S-8	3.1	10/24/24
3.2	Bylaws of New TruGolf Holdings, Inc.	8-K	3.2	2/6/24
3.3	Amended and Restated Bylaws of TruGolf Holdings, Inc.	S-8	3.2	10/24/24
3.4	Certificate Of Amendment to The Third Amended and Restated Certificate Of Incorporation	8-K	3.1	6/3/25
4.1	Form of Series A Warrants	8-K	4.2	2/7/24
4.2	Form of Series B Warrants	8-K	4.2	2/7/24
4.3	Form of Senior Convertible Notes	8-K	4.1	2/7/24
4.4	TruGolf Holdings, Inc. 2024 Stock Incentive Plan	10-K	4.4	4/15/25
5.1+	Opinion of ArentFox Schiff LLP
10.1	Securities Purchase Agreement	8-K	10.1	2/7/24
10.2	Registration Rights Agreement	8-K	10.2	2/7/24
10.3	Indemnity Agreement	8-K	10.5	2/6/24
10.4	Form of Waiver and Amended Agreement	10-Q	10.1	11/14/24
10.5	Form of Amendment to Waiver and Amendment Agreement	10-Q	10.2	11/14/24
10.6	Employment Agreement between TruGolf, Inc. and Christopher Jones, dated as of January 18, 2024	10-K	10.6	4/15/25
10.7	Offer Letter, dated as of January 25, 2024, by and between TruGolf, Inc. and Brenner Adams	10-K	10.7	4/15/25
10.8	Offer Letter, dated as of January 18, 2024, by and between TruGolf, Inc. and Nate Larsen	10-K	10.8	4/15/25
10.9	Securities Purchase Agreement, dated February 2, 2024	8-K	10.1	2/7/24
10.10	Registration Rights Agreement, dated February 2, 2024	8-K	10.2	2/7/24
10.11	Form of Lock-Up Agreement	8-K	10.2	4/6/23
10.12	Amendment And Exchange Agreement	8-K	10.1	4/23/25
10.13	Certificate Of Designations Of Rights And Preferences Of Series A Convertible Preferred Stock Of	8-K	10.2	4/23/25
10.14	Warrant To Purchase Series A Convertible Preferred Stock	8-K	10.3	4/23/25
10.15	Registration Rights Agreement	8-K	10.4	4/23/25
10.16	Equity Purchase Facility Agreement	8-K	10.1	5/15/25
10.17	Registration Rights Agreement	8-K	10.2	5/15/25
10.18	Amendment and Waiver Agreement	8-K	10.1	5/29/25
21.1	Subsidiaries of the Registrant	10-K	21.1	4/15/25
23.1+	Consent of Haynie & Company, independent registered public accounting firm of TruGolf
23.2	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on the signature page hereto)
101.INS	Inline XBRL Instance Document*
101.SCH	Inline XBRL Taxonomy Extension Schema*
101.CAL	Inline XBRL Taxonomy Calculation Linkbase*
101.LAB	Inline XBRL Taxonomy Label Linkbase*
101.PRE	Inline XBRL Taxonomy Linkbase Document*
101.DEF	Inline XBRL Taxonomy Definition Linkbase Document*
107*	Filing Fee Table

*	Filed herewith.
+	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Centerville, Utah, on September 9, 2025.

TRUGOLF HOLDINGS, INC.

By:	/s/ Christopher (Chris) Jones
Name:	Christopher (Chris) Jones
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher (Chris) Jones	Chief Executive Officer Director and Interim Chief Financial Officer	September 9, 2025
Christopher (Chris) Jones	(Principal Executive Officer, Interim Principal Financial Officer and Interim Principal Accounting Officer)

*	Director	September 9, 2025
B. Shaun Limbers

*	Director	September 9, 2025
Humphrey P. Polanen

*	Director	September 9, 2025
Riley Russell

*	Director	September 9, 2025
AJ Redmer

* By:	/s/ Christopher (Chris) Jones
Attorney-in-fact